                                                 EXHIBIT 24


                                  POWER OF ATTORNEY

    We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Terry G. Westbrook or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-8, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 2,000,000 shares of Common Stock of UtiliCorp United Inc. to be issued pursuant to its Amended and Restated 1986 Stock Incentive Plan.

    Executed this 29th day of November, 1996.


/s/ Richard C. Green, Jr.              /s/Avis G. Tucker
------------------------------         ------------------------------
RICHARD C. GREEN, JR.                  AVIS G. TUCKER

/s/Irvine O. Hockaday, Jr.             /s/Robert F. Jackson, Jr.
------------------------------         ------------------------------
IRVINE O. HOCKADAY, Jr.                ROBERT F. JACKSON, JR.

/s/ John R. Baker                      /s/L. Patton Kline
------------------------------         ------------------------------
JOHN R. BAKER                          L. PATTON KLINE

/s/Herman Cain                         /s/Stanley O. Ikenberry
------------------------------         ------------------------------
HERMAN CAIN                            STANLEY O. IKENBERRY

/s/ Robert Green                       /s/DALE J. WOLF
------------------------------         ------------------------------
ROBERT GREEN                           Dale J. Wolf

/s/Terry G. Westbrook
------------------------------
TERRY G. WESTBROOK